                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ROBERT C. WOODWORTH and RONALD H. RIDGWAY, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Pulitzer Inc.'s Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, and any amendments thereto, with the Securities and Exchange Commission and New York Stock Exchange, Inc., granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           Signature                                   Title                                   Date
           ---------                                   -----                                   ----
      /s/ Michael E. Pulitzer                    Director; Chairman                       January 20, 2000
---------------------------------
       (Michael E. Pulitzer)

      /s/ Robert C. Woodworth                   Director; President and                   January 20, 2000
---------------------------------               Chief Executive Officer
       (Robert C. Woodworth)                 (Principal Executive Officer)

      /s/ Ronald H. Ridgway              Director; Senior Vice President-Finance            January 20, 2000
---------------------------------     (Principal Financial and Accounting Officer)
       (Ronald H. Ridgway)


      /s/ Ken J. Elkins                               Director                            January 20, 2000
---------------------------------
         (Ken J. Elkins)


      /s/ David E. Moore                              Director                            January 20, 2000
---------------------------------
         (David E. Moore)


      /s/ William Bush                                Director                            January 20, 2000
---------------------------------
         (William Bush)


      /s/ Emily Rauh Pulitzer                         Director                            January 20, 2000
---------------------------------
      (Emily Rauh Pulitzer)


     /s/ Alice B. Hayes                               Director                            January 20, 2000
---------------------------------
        (Alice B. Hayes)


     /s/ James M. Snowden Jr.                         Director                            January 20, 2000
---------------------------------
     (James M. Snowden, Jr.)